Calculation of Filing Fee Tables
S-3
COLONY BANKCORP INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, $1.00 par value	457(o)
		Equity	Preferred Stock, no par value	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
		Other	Depositary Shares	457(o)
		Other	Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,715.00
Offering Note
[1]	An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock, preferred stock, warrants, purchase contracts, depositary shares, rights and units, and such indeterminate principal amount of senior debt securities and subordinated debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $150,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Includes an indeterminate number of depositary shares evidenced by depositary receipts as may be issued if Colony Bankcorp, Inc. elects to offer fractional interests in its preferred stock registered hereby. The proposed maximum offering price per unit of security will be determined from time to time by Colony Bankcorp, Inc. in connection with the issuance by the registrant of the securities registered hereunder and has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum aggregate offering price per class of security will be determined from time to time by Colony Bankcorp, Inc. in connection with the issuance by Colony Bankcorp, Inc. of the securities registered hereunder and has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act. Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated pursuant to Rule 457(o) of the Securities Act. The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A